Exhibit 10.27

Chemtura Corporation

2012 Management Incentive Program

1.             Establishment and Purpose.  Pursuant to its authority under the 2010 Chemtura Corporation Short-Term Incentive Plan (the “STIP”), and consistent with the purpose of the STIP as stated therein, the Committee hereby establishes the 2012 Chemtura Corporation Management Incentive Program (the “2012 MIP”).  Unless otherwise defined below, all capitalized terms shall have the meaning given to such terms in or pursuant to the STIP.  The 2012 MIP provides each Participant with an opportunity to earn a performance-based compensation Award for the calendar year 2012 (the “2012 Performance Period”), based on the attainment of pre-established performance goals, as set forth below (a “MIP Award”).

2.             Threshold Performance.  The Committee shall establish an objective threshold (a “Minimum Threshold”) for each measure of performance during the 2012 Performance Period (each, a “Performance Factor”), below which no MIP Award or component of a MIP Award will be paid out with respect to that Performance Factor.  Each such applicable Minimum Threshold is set forth in the Exhibits attached hereto.  In order for any portion of the bonus to be payable, the minimum threshold of Consolidated EBITDA performance must be achieved.  In addition, and to the extent not inconsistent with the terms and conditions set forth herein, the Committee may in its discretion, adjust the threshold (or other performance targets) to: (i) reflect a change in corporate capitalization, such as a stock split or stock dividend; (ii)reflect a corporate transaction, such as a merger, consolidation, separation, acquisition, divestiture, reorganization or partial or complete liquidation; or (iii)reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, divestiture, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares; or (iv) reflect any other change of a similar nature.  To the extent applicable in determining any MIP Award, charges to earnings, including but not limited to fines and penalties related to past: (i) antitrust events; (ii) environmental events; and/or (iii) corporate restructuring, including plant closures, sale of businesses and severance, will be excluded.

3.             Financials.  To the extent applicable, the Committee, in determining any MIP Award, shall use the information set forth in the Company’s audited financial statements.

4.             MIP Awards.  At the time of initial selection / approval by the Committee for participation in the 2012 MIP, each Participant shall be assigned a percentage of his or her “base pay” (as defined in the STIP) that will be used in calculating his or her MIP Award, if any.  This percentage of base pay shall be referred to as the “Target Percentage”.  The Committee shall further determine in which unit of employees the Participant shall be included for purposes of the 2012 MIP.  The amount of a Participant’s MIP Award will be determined by multiplying the Participant’s base pay by the applicable Target Percentage, applicable Performance Factor and the applicable safety multiplier, subject to any Performance Adjustment described in the following paragraph.

In determining a Participant’s MIP Award, the Committee reserves the absolute discretion to increase or decrease the amount produced under the last sentence of the preceding paragraph, based on the Committee’s assessment of any personal, function or other performance the Committee determines should be taken into account (a “Performance Adjustment”); the CEO will recommend to the Committee any Performance Adjustment for each Participant who reports directly to the CEO.  The CEO and the applicable Business or Function leader will recommend to the Committee any Performance Adjustment for each other Participant.

5.             Changes to Target Percentage or Performance Factor.  The Committee may at any time prior to the final determination of MIP Awards: (i) change the Target Percentage of any Participant; (ii) assign a different Target Percentage to a Participant to reflect any change in the Participant’s responsibility level or position during the course of the Performance Period; or (iii) change a Performance Factor to reflect a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, separation, acquisition, divestiture, reorganization or partial or complete liquidation, or to equitably reflect the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company’s method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, divestiture, reorganization, stock split, stock dividend, combination of shares or other changes in the Company’s corporate structure or shares, or any other change of a similar nature.

2012 MIP Final

6.             Eligibility.  The Committee shall designate Participants in the 2012 MIP in accordance with the terms of the STIP and as set forth herein.  Each Participant must be an Eligible Employee as of January 1, 2012, and be actively employed as of the date MIP Awards, if any, are paid.  Exceptions may be granted as determined by the Committee in its sole discretion.  Any employee who becomes an Eligible Employee, as determined by the Committee, as a result of hire or promotion after January 1, 2012 may be eligible to receive a MIP Award, pro rated based on the number of whole months that the employee is an Eligible Employee during calendar year 2012.  Similarly, where an Eligible Employee, for whatever reason, moves to another role during calendar year 2012 for which different performance measures apply, his or her MIP Award, if any, will be calculated by taking into account the performance measures for each role and the actual time that the Eligible Employee spent in each role during calendar year 2012.

7.             Committee Authority.  The Committee shall have the sole discretion to make all determinations under the 2012 MIP and the Committee’s determination shall be final, binding and conclusive on all interested parties.

8.             Other Conditions.  Eligibility for or actual participation in the 2012 MIP shall not and in no way is intended to create an agreement of employment for a definite term.  Nothing herein shall or is intended to, (i) obligate the Company to offer, or offer any employee participation in, a Management Incentive Program or similar arrangement in the future, and/or (ii) act as a modification of any employee’s existing terms and conditions of employment.  Except as expressly set forth herein, the 2012 MIP shall be subject to and administered in accordance with the terms and conditions of the STIP.

Definitions:

Consolidated EBITDA

“Consolidated EBITDA” means, for the calendar year of 2012, net income (or net loss) from continuing operations (1) plus, to the extent included the calculation of net income for such period in accordance with GAAP, the sum of (a) interest Expense, (b) income tax expense, (c) reorganization expense, net, (d) other expense, (e) depreciation expense, (f) amortization expense, (g) charges related to facility closures, severance and related costs, (h) impairment charges, (i) charges related to the accelerated recognition of asset retirement obligations, (j) antitrust costs, (k) any losses from sales of assets or a business other than in the ordinary course of business, (l) charges for the accelerated amortization of capitalized financing costs or debt discounts, (m) expenses including professional fees associated with the issuance of indebtedness or the amendment, waiver or restructuring of the principal and terms of existing indebtedness including such charges related to accounts receivable facilities, (n) charges associated with the curtailment or settlement of pension and post retirement medical plans, (o) expenses related to natural disasters such as hurricanes or earthquakes that disrupt operations, (p) any non-cash compensation expense arising from the grant of stock based compensation to officers, directors and employees and (q) any non-recurring expenses associated with an acquisition completed by the Company during the year including the mark-up of inventory held by the acquired business at the date of acquisition, the write-off of in-process R&D and transaction related expenses (2)  minus  (a) other income, (b) any gains from sales of assets or a business other than in the ordinary course of business, (c) income associated with the accelerated amortization of premiums on debt and (d) gains associated with the curtailment or settlement of pension and post retirement medical plans.

Should the Company divest a business(s) during the calendar year, the Consolidated EBITDA Target shall be reduced (or increased) by the amount of EBITDA that was to be contributed by (or reduced from) the business(s) before the deduction of allocated functional and corporate expenses for such period as the EBITDA of the business(s) is no longer reflected in actual 2012 Consolidated EBITDA from continuing operations of the Company (“Adjusted Target”).  The Threshold and Maximum Consolidated EBITDA values and all other Consolidated EBITDA values identified in the Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Should the Company acquire a business(s) during the calendar year, the Consolidated EBITDA Target shall be increased (or decreased) by the amount of EBITDA arising from the acquisition for the balance of the calendar year the acquired business is owned by the Company as was presented in the projections provided to the Board of Directors at the time of the final approval of the acquisition (“Adjusted Target”).  The Threshold and Maximum Consolidated EBITDA values and all other Consolidated EBITDA values identified in the

Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Cash Conversion Cycle (CCC)

“CCC” is the sum of Days of Sales Outstanding (DSO) plus Days of Cost in Inventory (DCI) minus Days of Payables Outstanding (DPO).

Consolidated DCI (Days of Cost in Inventory)

“DCI” means, the ratio of Consolidated Inventory as of end of each quarter divided by the trailing three months of consolidated cost of goods sold multiplied by ninety.

Consolidated DSO (Days of Sales Outstanding)

“DSO” means, the ratio of Consolidated Accounts Receivable as of end of each quarter divided by the trailing three months of consolidated net sales multiplied by ninety.

Consolidated DPO (Days of Payables Outstanding)

“DPO” means, the ratio of Consolidated Accounts Payable as of end of each quarter divided by the trailing three months of consolidated cost of goods sold multiplied by ninety.

In the event that the Company divests a business during the year, the DCI, DSO, DPO and CCC quarterly Consolidated targets shall be recomputed for the quarters remaining after the closing of the divestiture.  The net sales, cost of goods sold and working capital of the divested business shall be deducted from the 2012 Consolidated Budget to permit the computation of the revised DCI, DSO, DPO and CCC ratios for each applicable quarter. The revised Threshold, Target and Maximum target values derived shall be set in the same proportions to the 2012 Consolidated Budget values as were the original Threshold, Target and Maximum target values.

In the event that the Company acquires a business during the year, the DCI, DSO, DPO and CCC quarterly targets shall be recomputed for the remaining quarters of the year following the closing of the acquisition.   The projections of the net sales, cost of goods sold and working capital of the acquired business that were presented to the Board of Directors at the time of their final approval of the acquisition shall be added to the 2012 Consolidated Budget to permit the computation of the revised DCI, DSO, DPO and CCC ratios for each applicable quarter.  The revised Threshold, Target and Maximum target values shall be set in the same proportions to the 2012 Consolidated Budget values as were the original Threshold, Target and Maximum target values.

Business Unit EBITDA

“Business Unit EBITDA” means, for the calendar year of 2012, operating income (or operating loss) (1) plus, to the extent included the calculation of operating income for such period in accordance with GAAP, the sum of (a) depreciation expense, (b) amortization expense, (c) impairment charges, (d) charges related to the accelerated recognition of asset retirement obligations, (e) any losses from sales of assets or a business other than in the ordinary course of business, (f) expenses related to natural disasters such as hurricanes or earthquakes that disrupt operations, (g) any non-cash compensation expense arising from the grant of stock based compensation to officers and employees of the Business and (h) any non-recurring expenses associated with an acquisition during the year that is integrated into the Business including the mark-up of inventory held by the acquired business at the date of acquisition, the write-off of in-process R&D and transaction related expenses (2)  minus  any gains from sales of assets or a sub-segment of the Business other than in the ordinary course of business.

Should the Company divest a sub-segment of the Business during the calendar year, the Business Unit EBITDA Target shall be reduced (or increased) by the amount of EBITDA that was to be contributed by (or reduced by) the sub-segment before the deduction of allocated functional and corporate expenses for such period as the EBITDA of the sub-segment is no longer reflected in actual 2012 Business Unit EBITDA (“Adjusted Target”).  The Threshold and Maximum Business Unit EBITDA values and all other Business Unit EBITDA values identified in the Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Should the Company make an acquisition that is integrated into the Business during the calendar year, the Business Unit EBITDA Target shall be increased (or decreased) by the amount of EBITDA arising from the acquisition for the balance of the calendar year the acquired business is owned by the Company as was presented in the projections provided to the Board of Directors at the time of the final approval of the acquisition (“Adjusted Target”).  The Threshold and Maximum Business Unit EBITDA values and all other Business Unit EBITDA values identified in the Management Incentive Plan documentation shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the original Target.

Business Unit Cash Conversion Cycle (CCC)

“CCC” is the sum of Business Unit Days of Sales Outstanding (DSO) plus Business Unit Days of Cost in Inventory (DCI) minus Business Unit Days of Payables Outstanding (DPO).

Business Unit DCI (Days of Cost in Inventory)

“DCI” means, the ratio of Business Unit Inventory as of end of each quarter divided by the trailing three months of Business Unit cost of goods sold multiplied by ninety.

Business Unit DSO (Days of Sales Outstanding)

“DSO” means, the ratio of Business Unit Accounts Receivable as of end of each quarter divided by the trailing three months of Business Unit net sales multiplied by ninety.

Business Unit DPO (Days of Payables Outstanding)

“DPO” means, the ratio of Business Unit Accounts Payable as of end of each quarter divided by the trailing three months of Business Unit cost of goods sold multiplied by ninety.

In the event that the Company divests a sub-segment of the Business during the year, the DCI, DSO, DPO and CCC quarterly Business Unit targets shall be recomputed for the quarters remaining after the closing of the divestiture.  The net sales, cost of goods sold and working capital of the divested sub-segment shall be deducted from the 2012 Business Unit Budget to permit the computation of the revised DCI, DSO, DPO and CCC ratios for each applicable quarter. The revised Threshold, Target and Maximum target values derived shall be set in the same proportions to the 2012 Business Unit Budget values as were the original Threshold, Target and Maximum target values.

In the event that the Company makes an acquisition that is integrated into the Business during the year, the DCI, DSO, DPO and CCC quarterly Business Unit targets shall be recomputed for the remaining quarters of the year following the closing of the acquisition.   The projections of the net sales, cost of goods sold and working capital of the acquired business that were presented to the Board of Directors at the time of their final approval of the acquisition shall be added to the 2012 Business Unit Budget to permit the computation of the revised DCI, DSO, DPO and CCC ratios for each applicable quarter.  The revised Threshold, Target and Maximum target values shall be set in the same proportions to the 2012 Business Unit Budget values as were the original Threshold, Target and Maximum target values.